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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)       August 22, 2001
                                                --------------------------------

                              i2 TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)

          Delaware                     000-28030                75-2294945
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 (State or other jurisdiction         (Commission             (IRS Employer
       of incorporation)              File Number)          Identification No.)

       One i2 Place, 11701 Luna Road, Dallas, Texas               75234
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         (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code        (469) 357-1000
                                                  ------------------------------

                                       N/A
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         (Former name or former address, if changed since last report)


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ITEM 5.    OTHER EVENTS.

         ACQUISITION OF RIGHTWORKS

                  On August 22, 2001, i2 Technologies, Inc. issued a press release announcing the completion of its acquisition of RightWorks Corporation, a California corporation, pursuant to an Agreement and Plan of Reorganization dated March 8, 2001 by and among i2, RightWorks and Rome Merger Corp., a California corporation and wholly-owned subsidiary of i2 (the "Merger Agreement"). Pursuant to the Merger Agreement, Rome Merger Corp. merged with and into RightWorks and as a result of the merger, RightWorks has become a wholly-owned subsidiary of i2. In connection with the merger, each share of RightWorks common stock was converted into the right to receive 0.07570 of a share of i2 common stock and each share of RightWorks preferred stock was converted into the right to receive 0.05770 of a share of i2 common stock. A copy of the press release is filed as Exhibit 99.1 to this report.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

           The following exhibit is filed herewith:

           99.1     Press Release


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             i2 TECHNOLOGIES, INC.
                                ------------------------------------------------
                                                 (Registrant)

        August 22, 2001                      /s/ William M. Beecher
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             Date                 William M. Beecher, Executive Vice President
                                          and  Chief Financial Officer


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                                  EXHIBIT INDEX



     EXHIBIT
     NUMBER               DESCRIPTION
     -------              -----------
      99.1                Press Release